[Veazey & Associates, Inc. Letterhead]
                             Petroleum Consultants
4520 Jamestown Ave., Suite 4           March 18, 1999          (504)925-8059
     Baton Rouge, LA 70808                                     FAX: 504-925-8560

Beta Oil & Gas, Inc.
901 Dove Street, Suite #230
Newport Beach, CA 90266

RE:   CONSENT OF VEAZEY & ASSOCIATES, INC.


As oil and gas consultants, Veazey & Associates, Inc. hereby consent to: (a) the use of our reserve report dated February 23, 1999 and (b) all references to our firm included in or made a part of Beta Oil & Gas, Inc.'s Amendment to Form S-1 to be filed with the Securities and Exchange Commission.


VEAZEY & ASSOCIATES, INC.


/s/Michael J. Veazey